REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Shareholders  and  Board  of  Trustees
Curian  Variable  Series  Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments or summary schedules of investments where applicable, of each series within Curian Variable Series Trust (the "Funds") as listed in Note 1 of the financial statements as of December 31, 2012, and the related statements of operations, the statements of changes in net assets and the financial highlights for the periods disclosed in Note 1 (commencement of operations) through December 31, 2012. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2012, by correspondence with the custodian and brokers or other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Funds as of December 31, 2012, the results of their operations, changes in their net assets and the financial highlights for the periods ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/  KPMG  LLP
February  27,  2013
Chicago,  Illinois